Cancer Genetics Terminates Proposed Merger with NovellusDx

RUTHERFORD, N.J., Dec. 17, 2018 — Cancer Genetics, Inc. (Nasdaq: CGIX), a leader in enabling precision medicine for immuno-oncology and genomic medicine through molecular markers and diagnostics, today announced that it has terminated the previously-announced merger agreement with NovellusDx, effective immediately.

As a result of the termination of the merger agreement, the Company will pursue alternative strategic and financial transactions with the goal of enhancing shareholder value. The Company will again work with Raymond James & Associates, Inc. as a financial advisor in its evaluation of a broad range of financial and strategic alternatives, including additional capital raising transactions, the acquisition of another company or complementary assets or the potential sale or merger of the Company or another type of strategic partnership.

John A. Roberts, Chief Executive Officer of Cancer Genetics commented, “Based on difficulties we have had in advancing the merger process, as well as certain other factors, we believed it was in the best interests of Cancer Genetics and our shareholders to terminate the merger agreement with NovellusDx. Notwithstanding these challenges, we continue to make progress in our core business. Over the course of 2018, and in the third quarter in particular, we have continued to make substantive advancements toward streamlining our operations, creating more focus in our strategy and positioning the Company to grow revenues through the expansion of our biopharma business while maintaining strict control over our expenses. We have strengthened our management team, continue to improve our lab processes and formed strategic partnerships that are expected to contribute new streams of revenue to drive our long-term growth. We believe that we are on track to deliver solid operational performance in the fourth quarter of 2018 and remain confident in the strength of our core business, the continued dedication of our talented professional staff, and the strong relationships we have with our biopharma customers. We will continue to work with Raymond James to evaluate new potential strategic and financial alternatives aimed at enhancing shareholder value, are optimistic about our future and look forward to providing further updates on this process. ”

ABOUT CANCER GENETICS

Cancer Genetics, Inc. is a leader in enabling precision medicine in oncology through the use of biomarkers and molecular testing. CGI is developing a global footprint with locations in the US, Australia and China. We have established strong clinical research collaborations with major cancer centers such as Memorial Sloan Kettering, The Cleveland Clinic, Mayo Clinic, Keck School of Medicine at USC and the National Cancer Institute.

The Company offers a comprehensive range of laboratory services that provide critical genomic and biomarker information. Its state-of-the-art reference labs are CLIA-certified and CAP-accredited in the US and have licensure from several states including New York State.

For more information, please visit or follow CGI at:

Internet: www.cancergenetics.com

Twitter: @Cancer_Genetics

Facebook: www.facebook.com/CancerGenetics

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to Cancer Genetics Inc.’s expectations regarding future financial and/or operating results and potential for our tests and services, and future revenues or growth in this press release constitute forward-looking statements.

Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, risks of cancellation of customer contracts or discontinuance of trials, risks that anticipated benefits from consolidation efforts and/or acquisitions will not be realized, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, uncertainties with respect to evaluating strategic options, maintenance of intellectual property rights and other risks discussed in the Cancer Genetics, Inc. Form 10-K for the year ended December 31, 2017 and Form 10-Q for the quarter ended September 30, 2018, along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.

Investor Contact:

Lee Roth

The Ruth Group

Tel: 646-536-7012

Email: lroth@theruthgroup.com